Exhibit 99.1

Newmont Pays Remaining Balance on Term Loan Maturing in 2019

DENVER--(BUSINESS WIRE)--August 18, 2016--Newmont Mining Corporation (NYSE: NEM) (Newmont or the Company) today announced it paid the remaining $275 million balance under the Company’s Term Loan due in 2019 (the Term Loan). Early repayment of the Term Loan results in a lower overall corporate debt position and reduced cash interest expense. Year-to-date, Newmont has reduced its consolidated debt by $915 million.

“Repayment of the Term Loan marks another milestone in our strategy to improve the underlying business, strengthen the portfolio and create shareholder value,” said Laurie Brlas, Executive Vice President and Chief Financial Officer. “We continue enhancing our financial flexibility and strengthening our balance sheet while progressing two new mines and three expansion projects – all on time and at or below budget. Since 2013, we have generated $2.8 billion in fairly valued asset sales, including the cash proceeds expected from the agreement we announced in June to sell PTNNT. We also continue to improve our operating margins, giving us the means to pay down debt and invest in profitable growth.”

Newmont has strong liquidity with approximately $6 billion in cash, revolver capacity and marketable securities on its balance sheet and will continue to evaluate and optimize the best use of free cash flow, including investing in profitable projects, repaying debt and returning capital to shareholders.

About Newmont

Newmont is a leading gold and copper producer. The Company’s operations are primarily in the United States, Australia, Ghana, Peru, Indonesia and Suriname. Newmont is the only gold producer listed in the S&P 500 Index and was named the mining industry leader by the Dow Jones Sustainability World Index in 2015. The Company is an industry leader in value creation, supported by its leading technical, environmental, social and safety performance. Newmont was founded in 1921 and has been publicly traded since 1925.

Cautionary Statement

This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements may include, without limitation, expectations with respect to future financial flexibility and shareholder value, future debt prepayments, maintenance of debt ratings, portfolio optimization, future cost improvements and savings, future balance sheet and financial strength, and completion of the pending sale of the Company’s interest in PTNNT, including, without limitation, receipt of expected proceeds. Investors are cautioned the sale remains contingent on the receipt of regulatory approvals, buyer shareholder approval, and satisfaction of other conditions precedent, including, without limitation, government approval of the PTNNT share transfer, maintenance of valid export license at closing, the concurrent closing of the PTMDB sale of its 24 percent stake to the buyer, resolution of certain tax matters, and no occurrence of material adverse events that would substantially impact the future value of Batu Hijau. Potential additional risks include other political, regulatory or legal challenges and community and labor issues. Where Newmont expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors. As such, actual outcomes may differ materially from those anticipated by the forward-looking statements. For a discussion of risks, see the Risk Factors section in Newmont’s 2015 Annual Report on Form 10-K, which is on file with the U.S. Securities and Exchange Commission (“SEC”) at www.sec.gov, as well as Newmont’s other recent SEC filings. Newmont does not undertake any obligation to publicly issue revisions to any “forward-looking statement,” to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

CONTACT:
Newmont Mining Corporation
Investor Contact
Meredith Bandy, 303-837-5143
meredith.bandy@newmont.com
or
Media Contact
Omar Jabara, 303-837-5114
omar.jabara@newmont.com